Exhibit 99.2

Fulcrum Therapeutics Announces CEO Transition

– Robert J. Gould, Ph.D. announces retirement; will continue to serve as board member and advisor –

– Bryan E. Stuart promoted to president and chief executive officer effective March 31, 2021 –

CAMBRIDGE, Mass., March 4, 2021 – Fulcrum Therapeutics, Inc. (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today announced that Bryan E. Stuart, the company’s chief operating officer, will become Fulcrum’s president and chief executive officer and will be appointed to the Board of Directors. Mr. Stuart will succeed current president and chief executive officer Robert J. Gould, Ph.D. who will be retiring as of March 31, 2021. Dr. Gould will remain as a member of the Board of Directors and will serve as an advisor to the company. Additionally, Mark Levin, Fulcrum’s Board chair, will assume the role of executive chair effective upon Dr. Gould’s retirement.

“On behalf of the entire Board, I want to thank Robert for his leadership and dedication to Fulcrum,” said Mark Levin. “Robert joined us as CEO in 2016 and was instrumental in ensuring Fulcrum’s successful launch. His decades of experience and steadfast dedication have positioned Fulcrum to make significant and rapid progress in its goal to create therapies for genetically defined rare diseases. We wish Robert the best in his retirement and are grateful that he will continue to be a member of our board and serve as an advisor.”

“Bryan is the ideal candidate to lead Fulcrum through its next critical stage of growth,” continued Mr. Levin. “He is a trusted and strategic leader and a natural successor to Robert. Bryan brings over 20 years of industry experience, predominantly in the rare disease space. With his proven track record of helping to successfully advance numerous rare disease programs from the clinic to commercialization, I’m confident he will bring significant value to Fulcrum in his new role.”

“I am honored to become Fulcrum’s next CEO and to lead our exceptional team, especially at such an exciting time for the company,” said Bryan Stuart. “Along with a strong bench of leadership talent and support from the Board, I am confident in our ability to continue to advance our clinical programs, external collaborations and Product Engine to develop and deliver therapies to people living with rare genetic diseases. We have a lot of important work ahead of us as we expect to report meaningful updates from our clinical programs in FSHD and sickle cell disease later this year.”

Bryan Stuart joined Fulcrum as chief operating officer in 2018. Prior to Fulcrum he served as president and chief executive officer of Yarra Therapeutics and president and chief executive officer of Kastle Therapeutics, both companies focused on developing therapies for rare diseases. Prior to Kastle, Bryan was chief business officer of Civitas Therapeutics (acquired by Acorda) and previously led business development, corporate development, and strategy at both EKR Therapeutics (acquired by Chiesi) and Ovation Pharmaceuticals (acquired by Lundbeck A/S). Bryan earned his MBA from the Kellogg School at Northwestern University and his bachelor’s degree from the University of Illinois.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s proprietary product engine identifies drug targets which can modulate gene expression to treat the known root cause of gene mis-expression. The company has advanced losmapimod to Phase 2 clinical development for the treatment of facioscapulohumeral muscular dystrophy (FSHD). Fulcrum has also advanced FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and beta thalassemia into Phase 1 clinical development.

Please visit www.fulcrumtx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission.

Contact:

Investors:

Christi Waarich

Director, Investor Relations and Corporate Communications

cwaarich@fulcrumtx.com

617-651-8664

Stephanie Ascher

Stern Investor Relations, Inc.

stephanie.ascher@sternir.com

212-362-1200

Media:

Kaitlin Gallagher

Berry & Company Public Relations

kgallagher@berrypr.com

212-253-8881